UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
January 16, 2018

SUNDANCE STRATEGIES, INC.
(Exact name of Registrant as specified in its Charter)

Nevada	000-50547	88-0515333
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)

4626 North 300 West, Suite No. 365
Provo, Utah  84604
 (Address of Principal Executive Offices, including zip code)

(801) 717-3935
(Registrant's Telephone Number, including area code)

N/A
 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Change in Registrant's Certifying Accountant.

By letter dated January 16, 2018, the independent registered public accounting firm, BDO USA, LLP ("BDO"), of Sundance Strategies, Inc. (the "Company") has indicated that it will not stand for re-election after completion of the audit of the Company's consolidated financial statements for the year ended March 31, 2017.

BDO was engaged by the Company on July 26, 2016.  From March 29, 2013 through July 26, 2016, the Company's independent registered public accounting firm was Mantyla McReynolds, LLC, whose partners joined BDO on July 1, 2016.  BDO has not issued any reports on the Company's financial statements during the past two years, including March 31, 2017.

The Company's two most recently completed fiscal year audits were audited by other auditors.  From the date of BDO's engagement on July 26, 2016 through the date of the filing of this Form 8-K, there have been no disagreements between the Company and BDO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of BDO, would cause BDO to make reference to the subject matter of the disagreements in connection with BDO's report on the Company's financial statements.

From the date of BDO's engagement on July 26, 2016 through the date of the filing of this Form 8-K, there were no reportable events, as that term is described in Item 304(a)(1)(v) of Regulation S-K, except with respect to material weaknesses in the Company's internal controls over financial reporting as disclosed in the Form 10-Q for the quarter ended December 31, 2016.

The Company's Board of Directors supports BDO not standing for re-election after the completion of the audit and will immediately transition to another independent registered public accounting firm.

The Company has furnished to BDO a copy of the disclosures made herein.  BDO has furnished a letter indicating that it agrees with the disclosures made herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
16.1	Letter of BDO USA, LLP, dated January 22, 2018, regarding change in independent registered public accounting firm

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNDANCE STRATEGIES, INC.

Date:	January 22, 2018	By:	/s/ Randall F. Pearson
Randall F. Pearson
President and Director

EXHIBIT INDEX

Exhibit Number	Description
16.1	Letter of BDO USA, LLP, dated January 22, 2018, regarding change in independent registered public accounting firm